EXHIBIT 99.1


                                  PRESS RELEASE


99(CENT) ONLY STORES(R) REPORTS EARNINGS PER SHARE OF $0.18 FOR THE FIRST QUARTER ENDED MARCH 31, 2002, AN INCREASE OF 28.6% OVER $0.14 IN THE FIRST QUARTER OF 2001.

     CITY OF COMMERCE, CA - April 18, 2002 -- 99(cent) Only Stores(R) (NYSE:NDN) reported earnings per share increased 28.6% to $0.18 for the first quarter of 2002, compared with earnings per share of $0.14 for the first quarter of 2001.

     Gross margin for the quarter was 39.4% versus 38.5% in 2001. Retail gross margin for the first quarter of 2002 was 41.2%, versus 41.1% in 2001. This increase in the retail gross margin for the quarter results from improvements related to seasonal product mix.

     Operating income margin for the quarter was 11.9% versus 11.7% in 2001. Net income increased 25.2% to $12.5 million, on total sales of $163.1 million, compared to net income of $10.0 million on total sales of $125.0 million in the first quarter of 2001. Operating expenses in the first quarter of 2002 were 27.5% of sales versus 26.8% for the same period in 2001. Operating expenses were impacted by factors including a California minimum wage hike, increased credit card processing fees and utility rate increases.

     Earnings per share for the first quarter 2002 was $0.18 on net income of $12.5 million versus $0.14 in 2001 on net income of $10.0 million, an increase of 28.6%.

     Retail sales for the quarter increased 35.8% to $149.6 million from $110.2 million in 2001. Total sales including wholesale were $163.1 million, up 30.5% over sales of $125.0 million in 2001. Same-store-sales for the first quarter 2002 were 8.0% versus 2.9% in 2001.

     Eric Schiffer, President of the Company said, "We are pleased to report 28.6% earnings per share growth for the quarter. Our objective is to continue to open 25% new stores and to grow earnings 20% per annum. Our balance sheet continues to remain strong with over $160 million in cash and marketable securities and no debt. The Company opens its eleventh store for the year today Thursday, April 18th in Mesa, Arizona."

     99(cent) Only Stores(R), the nation's oldest existing one-price retailer, operates 134 retail stores in California, NevaDA AND Arizona and a wholesale division called Bargain Wholesale. 99(cent) Only Stores(R) emphasizes name-brand consumables, priced AT AN excellent value, in attractively merchandised stores.

     This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements are inherently unreliable and actual results may differ. Factors which could cause actual results to differ materially from these forward-looking statements include, changes in the competitive market place, general economic conditions, factors affecting the retail industry in general, the timing of new store openings, the ability of the Company to identify and obtain leases for new stores, the ability of the Company to acquire inventory at favorable costs, and other factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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


                              99(cent) ONLY STORES
                              STATEMENTS OF INCOME
                 (Amounts in thousands except per share amounts)
                                   (Unaudited)


                                                 Three Months Ended March 31
                                             2002                         2001
                                           ---------                    ---------
Net sales:
    99(cent)Only Stores                    $149,647          91.8%      $110,212         88.2%
    Bargain Wholesale                        13,456           8.2%        14,758         11.8%
                                           ---------        ------      ---------       ------
                                            163,103         100.0%       124,970        100.0%
Cost of sales                                98,861          60.6%        76,899         61.5%
                                           ---------        ------      ---------       ------
    Gross Profit                             64,242          39.4%        48,071         38.5%
Selling, general and
      Administrative expenses                44,922          27.5%        33,466         26.8%
                                           ---------        ------      ---------       ------
      Operating Income                       19,320          11.9%        14,605         11.7%
Other income (expense)
      Interest income, net                      725           0.4%         1,335          1.1%
      other                                     360           0.2%           360          0.3%
                                           ---------        ------      ---------       ------
                                              1,085           0.6%         1,695          1.4%

 Income before income taxes                  20,405          12.5%        16,300         13.1%
 Provision for income taxes                   7,935           4.8%         6,336          5.1%
                                           ---------        ------      ---------       ------
 Net Income                                  12,470           7.7%         9,964          8.0%

Basic earnings per share
    Net income                                $0.18                        $0.14
                                              =====                        =====

Diluted earnings per share
    Net income                                $0.18                        $0.14
                                              =====                        =====

Weighted average number of
Common shares outstanding:
    Basic                                    69,558                       68,403
    Diluted                                  70,925                       69,183


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


                              99(cent) ONLY STORES
                                 BALANCE SHEETS
                             (Amounts in thousands)

                                                           March 31,              December 31,
                                                             2002                      2001
                                                          -----------             ------------
                                                          (Unaudited)               (Audited)
ASSETS:
Cash                                                      $   8,469                $     232
Short-term investments                                      120,961                  147,566
Receivables, net                                              4,607                    3,523
Income tax receivable                                             -                    1,384
Inventories                                                  67,237                   66,528
Other current assets                                          3,224                    3,886
                                                          ----------               ----------
      Total current assets                                  204,498                  223,119

Property and Equipment, net                                 109,021                  103,639

Long term investments in marketable securities               34,357                      533
Deferred taxes                                               15,688                   15,688
Other assets                                                 10,795                    9,179
                                                          ----------               ----------
                                                             60,840                   25,400
                                                          ----------               ----------
      Total assets                                        $ 374,359                $ 352,158
                                                          ==========               ==========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current portion of capitalized lease                            $41                      $40
Accounts payable                                             14,224                   15,244
Accrued expenses                                             10,242                    7,999
Workers Compensation                                          6,006                    5,534
Income tax payable                                            6,118                        -
                                                          ----------               ----------
      Total current liabilities                              36,631                   28,817

Deferred rent                                                 2,090                    2,061
Capitalized lease obligation                                  1,627                    1,637
                                                          ----------               ----------
                                                              3,717                    3,698
Shareholders' equity                                        334,011                  319,643
                                                          ----------               ----------
      Total liabilities and shareholders' equity          $ 374,359                $ 352,158
                                                          ==========               ==========


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


                              99(cent) ONLY STORES
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                             (Amounts in thousands)

                                                                     Three Months March 31,
                                                                      2002             2001
                                                                    ---------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income.....................................................  $ 12,470         $   9,964
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization..............................     3,940             2,627
       Tax benefit from exercise of non qualified
         employee stock options...................................       406                 -
       Other......................................................         -             (191)
   Changes in assets and liabilities associated
     with operating activities:
       Accounts receivable........................................   (1,084)              (17)
       Inventories................................................     (709)               866
       Other assets...............................................     (954)               304
       Accounts payable...........................................   (1,020)           (3,873)
       Accrued expenses...........................................     2,243           (1,616)
       Workers' compensation......................................       472               198
       Income taxes...............................................     7,502             7,553
       Deferred rent..............................................        29                30
                                                                    ---------        ---------
          Net cash provided by operating activities...............    23,295            15,845
                                                                    ---------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment...........................   (9,322)          (12,169)
    Purchases of short and long term investments..................   (7,219)             (561)
                                                                    ---------        ---------
          Net cash used in investing activities...................  (16,541)          (12,730)
                                                                    ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments of capital lease obligation..........................       (9)                 -
    Proceeds from exercise of stock options.......................     1,492               229
                                                                    ---------        ---------
          Net cash provided by financing activities...............     1,483               229
                                                                    ---------        ---------
NET INCREASE (DECREASE) IN CASH...................................     8,237             3,344
CASH, beginning of period.........................................       232             9,034
                                                                    ---------        ---------
CASH, end of period...............................................  $  8,469         $  12,378
                                                                    =========        =========




NOTE TO EDITORS: 99(CENT)ONLY STORES(R)NEWS RELEASES AND INFORMATION AVAILABLE ON THE WORLD WIDE WEB AT HTPP://WWW.99ONLY.COM

CONTACT: 99(cent)Only Stores(R), City of Commerce, California, Andy Farina, CFO, 323/881-9933--99(CENT)--



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